UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  APRIL 20, 2007
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
             (d)      On April 10, 2007, the Board of Directors of Atari, Inc. (the “Company”) elected Jean-Michel Perbet to serve as a director. Mr. Perbet was elected to fill a vacancy on the Company’s Board of Directors created when Bruno Bonnell, formerly the Chief Executive Officer of Infogrames Entertainment S.A. (“Infogrames”) resigned from his position as a director of the Company (and from his positions as the Chairman of the Board, Acting Chief Financial Officer and Chief Creative Officer of the Company) on April 4, 2007. No decision was made as to the committees of the Board of Directors to which Mr. Perbet might be named. Mr. Perbet accepted his election on April 20, 2007.
                 Mr. Perbet is a Deputy Chief Operating Officer of Infogrames, and is the President of Atari Europe, which is owned by Infogrames and conducts its distribution activities in Europe. The Company has extensive relationships with Infogrames (which, through a subsidiary, owns approximately 51% of the stock of the Company) and its subsidiaries. Those relationships are described in our Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed on July 31, 2006 in connection with our 2006 Annual Meeting of Stockholders and in the Company’s Annual Report on Form 10-K for the year ended March 31, 2006. Further information regarding the Company’s relationships with Infogrames is contained in the notes to the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2006, September 30, 2006, and December 31, 2006. The information in that Proxy Statement, Report on Form 10-K, and those Reports on Form 10-Q regarding relationships with Infogrames is incorporated by reference into this Report.

SIGNATURES
                 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Kristina K. Pappa
Kristina K. Pappa
Vice President and General Counsel

Date:  April 26, 2007

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